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                                                               Exhibit (8)(a)(v)



[UBS Global Asset Management Logo]                  [UBS Global Asset Management
                                                      (US) Inc. Letterhead]




October 1, 2003



By Overnight Courier

PFPC Inc.
760 Moore Road
King of Prussia, PA 19406

Re: Amendment to Transfer Agency and Related Services Agreement re: Customer Identification Program (the "Amendment")
         -----------------------------------------------------------

Dear Sirs:

Each Fund listed on the attached Schedule A (the "Funds") and PFPC Inc. ("PFPC") have entered into a Transfer Agency and Related Services Agreement ("TA Agreements").

For valuable consideration, the receipt and sufficiency of which the parties hereto hereby acknowledge, the Funds and PFPC hereby agree that, as of the lst day of October, 2003 (the "Effective Date") the TA Agreements shall, without any further action by either of the parties hereto, be amended to include the following new section:

                  CIP Services. To help the Fund(s) comply with their Customer Identification Program (which the Fund(s) are required to have under regulations issued under Section 326 of the USA PATRIOT
                  Act) PFPC will do the following:

                  (a) Implement procedures under which new accounts in the
                      Fund(s) are not established unless PFPC has obtained the name, date of birth (for natural persons only), address and government-issued identification number (collectively, the "Data Elements") for each corresponding Customer (as defined in 31 CFR 103.131).

                  (b) Use collected Data Elements to attempt to reasonably
                      verify the identify of each new Customer promptly before or after each corresponding new account is opened. Methods may



UBS Global Asset Management (US) Inc. is a subsidiary of UBS AG




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PFPC Inc.
Page 2 of 4
October 1, 2003


                      consist of non-documentary methods (for which PFPC may use unaffiliated information vendors to assist with such verifications) and documentary methods (as permitted by 31 CFR 103.131), and may include procedures which PFPC personnel perform enhanced due diligence to verify the identities of Customers the identities of whom were not successfully verified through the first-level (which will typically be reliance on results obtained from an information vendor) verification process(es).

                  (c) Record the Data Elements and maintain records relating to verification of new Customers consistent with 31 CFR 103.131(b)(3).

                  (d) Regularly report to the Fund(s) about measures taken under
                      (a)-(c) above.

                  (e) If PFPC provides services by which prospective Customers may subscribe for shares in the Fund(s) via the Internet or telephone, work with the Fund(s) to notify prospective Customers, consistent with 31 CFR 103(b)(5), about the Fund(s)' CIP.

                  (f) Set forth on a separate fee schedule compensation amounts due for these CIP Services.

                  Notwithstanding anything to the contrary, and without expanding the scope of the express language above, PFPC need not collect the Data Elements for (or verify) prospective customer (or accounts) beyond the requirements of the portions of Section 2.3.2 of a Fund's CIP that are hereby delegated to PFPC (a copy of which is attached as Exhibit A) (for example, PFPC will not verify customers opening accounts through NSCC) and PFPC need not perform any task that need not be performed for the Fund(s) to be in compliance with such portions of
                  Section 2.3.2."

This Amendment contains the entire understanding between the parties with respect to the services contemplated hereby. Except as expressly set forth herein, the TA Agreements shall remain unaffected hereby.

Please acknowledge receipt of this letter and acceptance of this Amendment to the TA Agreements by signing where indicated below and returning a copy of this letter to me.




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PFPC Inc.
Page 3 of 4
October 1, 2003



If you have any questions regarding the foregoing, please call me at 212-882-5572.

Very truly yours,

/s/ David M. Goldenberg

David M. Goldenberg
Vice President and Assistant Secretary
To the Funds Listed on Schedule A

Acknowledged and Agreed:

PFPC Inc.


By: /s/ Michael G. McCarthy
    ---------------------------------
Name:    Michael G. McCarthy
Title:   Sr. V.P. and General Manager
Date:    January 20, 2004




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                                                               Exhibit (8)(a)(v)



                                   Schedule A

                                UBS Cashfund Inc.
                         USB Financial Sector Fund Inc.
                             UBS S&P 500 Index Fund
                          UBS Tactical Allocation Fund
                            UBS LIR Money Market Fund
                       UBS LIR Government Securities Fund
                        UBS LIR Treasury Securities Fund
                          UBS Select Money Market Fund
                             UBS Cash Reserves Fund
                             UBS Liquid Assets Fund
                          LIR Premier Money Market Fund
                     LIR Premier Tax-Free Money Market Fund
                      UBS RMA New York Municipal Money Fund
                     UBS RMA California Municipal Money Fund
                              UBS Money Market Fund
                     UBS RMA New Jersey Municipal Money Fund
                         UBS RMA Money Market Portfolio
                        UBS RMA U.S. Government Portfolio
                            UBS Retirement Money Fund
                            UBS Enhanced S&P 500 Fund
                          UBS Enhanced Nasdaq-100 Fund
                          Tactical Allocation Portfolio
                        UBS PACE Money Market Investments
             UBS PACE Government Securities Fixed Income Investments
                 UBS PACE Intermediate Fixed Income Investments
                   UBS PACE Strategic Fixed Income Investments
                   UBS PACE Municipal Fixed Income Investments
                    UBS PACE Global Fixed Income Investments
                   UBS PACE Large Co Value Equity Investments
                   UBS PACE Large Co Growth Equity Investments
                UBS PACE Small/Medium Co Value Equity Investments
               UBS PACE Small/Medium Co Growth Equity Investments
                    UBS PACE International Equity Investments
           UBS PACE International Emerging Markets Equity Investments